 Exhibit 99.1

Omnicom Group Reports Third Quarter and Year-to-Date

2020 Results

NEW YORK, October 27, 2020 - Omnicom Group Inc. (NYSE: OMC) today announced net income - Omnicom Group Inc. for the third quarter of 2020 of $313.3 million compared to net income - Omnicom Group Inc. of $290.2 million in the third quarter of 2019. Diluted net income per share for the third quarter of 2020 was $1.45 per share compared to diluted net income per share of $1.32 for the third quarter of 2019.

Net income - Omnicom Group Inc. and diluted net income per share - Omnicom Group Inc. in the third quarter of 2020 included a net after-tax increase of $52.3 million and $0.24 per share, respectively, related to reimbursements and tax credits under government programs in several countries where we have operations, as discussed further below.

Primarily due to the negative effects on our revenue arising from the coronavirus disease 2019 ("COVID-19") pandemic, Omnicom’s worldwide revenue in the third quarter of 2020 decreased 11.5% to $3,206.5 million from $3,623.8 million in the third quarter of 2019. The components of the change in revenue included an increase in revenue from the positive impact of foreign currency translation of 0.5%, a decrease in acquisition revenue, net of disposition revenue of 0.3% and a decrease in revenue from negative organic growth of 11.7% when compared to the third quarter of 2019.

Organic growth in the third quarter of 2020 as compared to the third quarter of 2019 in our five fundamental disciplines was as follows: Advertising decreased 11.7%, CRM Consumer Experience decreased 19.3%, CRM Execution & Support decreased 19.4%, Public Relations decreased 3.4% and Healthcare increased 3.8%.

Across our regional markets, organic growth in the third quarter of 2020 as compared to the third quarter of 2019 was as follows: the United States decreased 11.4%, Other North America decreased 7.6%, the United Kingdom decreased 12.5%, the Euro Markets & Other Europe decreased 9.6%, Asia Pacific decreased 12.8%, Latin America decreased 22.3% and the Middle East & Africa decreased 21.4%.

Omnicom Group Inc.

Operating profit increased $28.1 million, or 5.9%, to $501.4 million compared to $473.3 million during the third quarter of 2019. Our operating margin for the third quarter of 2020 increased to 15.6% versus 13.1% for the third quarter of 2019.

Salary and related service costs for the third quarter of 2020 includes the reduction in operating expenses related to reimbursements and tax credits under government programs in several countries where we have operations, including the Coronavirus Aid, Relief, and Economic Security Act ("CARES Act") in the U.S., the Kurzarbeit program in Germany, and other programs in the U.K., France, Canada and other jurisdictions. The impact of these items reduced salary and related service costs and increased operating profit by $68.7 million in the third quarter of 2020.

For the third quarter of 2020, our effective income tax rate increased period-over-period to 26.7% from 26.5%.

Year-to-Date

Net income - Omnicom Group Inc. for the nine months ended September 30, 2020 decreased $376.8 million to $547.3 million compared to $924.1 million in the same period in 2019. Diluted net income per share - Omnicom Group Inc. for the nine months ended September 30, 2020 decreased $1.64 to $2.53 per share compared to $4.17 per share for the nine months ended September 30, 2019.

Net income - Omnicom Group Inc. and diluted net income per share - Omnicom Group Inc. for the nine months ended September 30, 2020 included a net after-tax decrease of $133.9 million and $0.62 per share, respectively, as a result of repositioning costs and a net loss on dispositions during the second quarter of 2020 as well as the credit related to reimbursements and tax credits under government programs in several countries where we have operations, as discussed further below.

Primarily due to the negative effects on our revenue arising from the COVID-19 pandemic in the second and third quarters of 2020, worldwide revenue for the nine months ended September 30, 2020 decreased 12.9% to $9,414.1 million from $10,812.5 million in the same period of 2019. The components of the change in revenue included a decrease in revenue from the negative impact of foreign currency translation of 0.9%, a decrease in acquisition revenue, net of disposition revenue of 0.4% and a decrease in revenue from negative organic growth of 11.7% when compared to the same period of 2019.

Omnicom Group Inc.

Organic growth for the nine months ended September 30, 2020 compared to the same period in 2019 in our five fundamental disciplines was as follows: Advertising decreased 13.2%, CRM Consumer Experience decreased 15.8%, CRM Execution & Support decreased 15.6%, Public Relations decreased 5.8% and Healthcare increased 5.3%.

Across our regional markets, organic growth for the nine months ended September 30, 2020 as compared to the same period of 2019 was as follows: the United States decreased 10.3%, Other North America decreased 12.7%, the United Kingdom decreased 11.1%, the Euro Markets & Other Europe decreased 14.4%, Asia Pacific decreased 10.2%, Latin America decreased 17.5% and the Middle East & Africa decreased 29.7%.

Operating profit decreased $491.8 million, or 33.3%, to $984.1 million from $1,475.9 million for the nine months ended September 30, 2019. Our operating margin for the nine months ended September 30, 2020 decreased to 10.5% versus 13.6% for the same period of 2019.

Operating profit for the nine months ended September 30, 2020 includes a net decrease aggregating $160.1 million due to repositioning costs recorded during the second quarter of 2020, comprised of incremental severance charges, right-of-use asset impairments and other real estate costs of $252.8 million, and a net loss on the disposition of certain subsidiaries and other charges of $25.1 million, partially offset by reimbursements and tax credits under government programs in several countries where we have operations, including the CARES Act in the U.S., the Kurzarbeit program in Germany, and other programs in the U.K., France, Canada and other jurisdictions, which reduced salary and related service costs by $117.8 million.

Our effective tax rate for the nine months ended September 30, 2020 increased period-over-period to 28.5% from 26.0%. The non-deductibility in certain jurisdictions of a portion of the repositioning costs and net loss on dispositions recorded in the second quarter of 2020 had the effect of increasing our effective tax rate for the nine months ended September 30, 2020 from 26.6% to 28.5%. In addition, in the same period of 2019, income tax expense was reduced by $10.8 million, primarily from the net favorable settlements of uncertain tax positions in certain jurisdictions. As a result, our effective rate for the nine months ended September 30, 2020 would have approximated the rate in the same period in 2019 after considering these items.

Omnicom Group Inc.

COVID-19 Business Update

The COVID-19 pandemic has significantly impacted the global economy, our business and the results of operations. Public health efforts to mitigate the impact of the pandemic include government actions such as travel restrictions, limitations on public gatherings, shelter in place orders and mandatory closures. These actions have negatively impacted many of our clients' businesses and in turn clients have reduced or plan to reduce their demand for our services. As a result, we experienced a reduction in our revenue beginning late in the first quarter of 2020, as compared to the same period in 2019. The reduction in our revenue continued during the second and third quarters of 2020 and is expected to continue for the remainder of the year. Such reductions in revenue could adversely impact our ongoing results of operations and financial position and the effects could be material.

While we expect the pandemic to affect substantially all of our clients, certain industry sectors have been affected more immediately and more significantly than others, including travel, lodging and entertainment, energy and oil and gas, non-essential retail and automotive. Clients in these industries have already acted to cut costs, including postponing or reducing marketing communication expenditures. While certain industries such as healthcare and pharmaceuticals, technology and telecommunications, financial services and consumer products have fared relatively well to date, conditions are volatile and economic uncertainty cuts across all clients, industries and geographies. Overall, while we have a diversified portfolio of service offerings, clients and geographies, demand for our services can be expected to decline as marketers reduce expenditures in the short term due to the uncertain impact of the pandemic on the global economy. During the second quarter of 2020, we realigned our agencies' cost structures, which included severance actions and furloughs to reduce the workforce, right-of-use asset impairments and other real estate costs, a net loss on the disposition of certain subsidiaries and other charges. These actions were taken to tailor their services and capabilities to changes in client demand.

As we previously reported, during the first half of 2020, we took numerous proactive steps to strengthen our liquidity and financial position that we expect will help mitigate the potential impacts of COVID-19, including:

•	The amendment and extension of our $2.5 billion credit facility to February 2025,
•	The suspension of our share repurchase program,

Omnicom Group Inc.

•	The issuance in February of $600 million 10-year 2.45% Senior Notes, which were used to finance the early redemption of the remaining $600 million of 4.45% Senior Notes that were due in August 2020,
•	The issuance in early April of an additional $600 million 10-year 4.20% Senior Notes, and
•	The completion in early April, of a $400 million 364-day revolving credit facility, which is in addition to our existing $2.5 billion revolving credit facility that expires in February 2025.

We have no long-term debt maturing until May 2022.

Definitions - Components of Revenue Change

We use certain terms in describing the components of the change in revenue above.

Foreign exchange rate impact: calculated by translating the current period’s local currency revenue using the prior period average exchange rates to derive current period constant currency revenue. The foreign exchange rate impact is the difference between the current period revenue in U.S. Dollars and the current period constant currency revenue.

Acquisition revenue, net of disposition revenue: Acquisition revenue is calculated as if the acquisition occurred twelve months prior to the acquisition date by aggregating the comparable prior period revenue of acquisitions through the acquisition date. As a result, acquisition revenue excludes the positive or negative difference between our current period revenue subsequent to the acquisition date and the comparable prior period revenue and the positive or negative growth after the acquisition date is attributed to organic growth. Disposition revenue is calculated as if the disposition occurred twelve months prior to the disposition date by aggregating the comparable prior period revenue of disposals through the disposition date. The acquisition revenue and disposition revenue amounts are netted in the description above.

Organic growth: calculated by subtracting the foreign exchange rate impact component and the acquisition revenue, net of disposition revenue component from total revenue growth.

Forward-looking Statements

Omnicom Group Inc.

Certain statements in this press release related to the potential impact of the COVID-19 outbreak constitute forward-looking statements, including statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management as well as assumptions made by, and information currently available to, the Company’s management. Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “should,” “would,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions.

Forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control. Therefore, you should not place undue reliance on such statements. You should carefully consider this and the other risks and uncertainties that may affect the Company’s business, including those described in Item 1A, “Risk Factors” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2019 and other documents filed from time to time with the Securities and Exchange Commission. Except as required under applicable law, the Company does not assume any obligation to update these forward-looking statements.

Conference Call

Omnicom will host a conference call to review the third quarter financial results on Tuesday, October 27, 2020 at 8:15 a.m. EDT. Participants can listen to the conference call by dialing (844) 291-5490 (domestic) or (409) 207-6993 (international), along with access code 5158965. The call will also be simulcast and archived on our website at: http://investor.omnicomgroup.com/investor-relations/news-events-and-filings.

About Omnicom Group Inc.

Omnicom Group Inc. (NYSE: OMC) (www.omnicomgroup.com) is a leading global marketing and corporate communications company. Omnicom’s branded networks and numerous specialty firms provide advertising, strategic media planning and buying, digital and interactive marketing, direct and promotional

Omnicom Group Inc.

marketing, public relations and other specialty communications services to over 5,000 clients in more than 70 countries. Follow us on Twitter for the latest news.

Contacts

Investor Relations:	Media:
Shub Mukherjee	Joanne Trout
shub.mukherjee@omnicomgroup.com	joanne.trout@omnicomgroup.com

Omnicom Group Inc.

Consolidated Statements of Income

Three Months Ended September 30

(Unaudited)

(Dollars in Millions, Except Per Share Data)

	2020 (a)	2019

Revenue	$3,206.5	$3,623.8
Operating Expenses:
Salary and service costs	2,287.1	2,704.7
Occupancy and other costs	273.1	290.7
Costs of services	2,560.2	2,995.4
Selling, general and administrative expenses	90.2	97.2
Depreciation and amortization	54.7	57.9
	2,705.1	3,150.5
Operating Profit	501.4	473.3
Interest Expense	54.4	62.8
Interest Income	5.9	13.5
Income Before Income Taxes	452.9	424.0
Income Tax Expense	120.9	112.3
Income From Equity Method Investments	2.9	0.5
Net Income	334.9	312.2
Net Income Attributed To Noncontrolling Interests	21.6	22.0
Net Income - Omnicom Group Inc.	$313.3	$290.2

Net Income Per Share - Omnicom Group Inc.
Basic	$1.45	$1.33
Diluted	$1.45	$1.32

Weighted average shares (in millions)
Basic	215.4	218.2
Diluted	215.8	219.4

Dividends Declared Per Common Share	$0.65	$0.65

(a)	Salary and related service costs for the third quarter of 2020 includes the reduction in operating expenses related to reimbursements and tax credits under government programs in several countries where we have operations, including the Coronavirus Aid, Relief, and Economic Security Act ("CARES Act") in the U.S., the Kurzarbeit program in Germany, and other programs in the U.K., France, Canada and other jurisdictions. The impact of these items reduced salary and related service costs and increased Operating Profit by $68.7 million, Net Income - Omnicom Group Inc. by $52.3 million and diluted net income per share - Omnicom Group Inc. by $0.24 for the three months ended September 30, 2020.

Omnicom Group Inc.

Consolidated Statements of Income

Nine Months Ended September 30

(Unaudited)

(Dollars in Millions, Except Per Share Data)

	2020 (a) (b)	2019

Revenue	$9,414.1	$10,812.5
Operating Expenses:
Salary and service costs	6,851.5	7,937.5
Occupancy and other costs	872.6	915.4
Repositioning costs and net loss on dispositions	277.9	—
Costs of services	8,002.0	8,852.9
Selling, general and administrative expenses	259.2	308.4
Depreciation and amortization	168.8	175.3
	8,430.0	9,336.6
Operating Profit	984.1	1,475.9
Interest Expense	166.6	192.4
Interest Income	25.1	46.9
Income Before Income Taxes	842.6	1,330.4
Income Tax Expense	240.2	345.5
Income (Loss) From Equity Method Investments	(10.1)	1.2
Net Income	592.3	986.1
Net Income Attributed To Noncontrolling Interests	45.0	62.0
Net Income - Omnicom Group Inc.	$547.3	$924.1

Net Income Per Share - Omnicom Group Inc.
Basic	$2.54	$4.19
Diluted	$2.53	$4.17

Weighted average shares (in millions)
Basic	215.6	220.3
Diluted	216.2	221.5

Dividends Declared Per Common Share	$1.95	$1.95

(a)	During the second quarter of 2020, we recorded expenses for certain repositioning actions related to the realignment of our businesses in reaction to the COVID-19 pandemic and recorded a net loss on the disposition of certain subsidiaries. The impact of these items decreased Operating Profit by $277.9 million, Net Income - Omnicom Group Inc. by $223.1 million and diluted net income per share - Omnicom Group Inc. by $1.03 for the nine months ended September 30, 2020.
(b)	Salary and related service costs include the reduction in operating expenses related to reimbursements and tax credits under government programs in several countries where we have operations, including the Coronavirus Aid, Relief, and Economic Security Act ("CARES Act") in the U.S., the Kurzarbeit program in Germany, and other programs in the U.K., France, Canada and other jurisdictions. The impact of these items reduced salary and related service costs and increased Operating Profit by $117.8 million, Net Income - Omnicom Group Inc. by $89.2 million and diluted net income per share - Omnicom Group Inc. by $0.41 for the nine months ended September 30, 2020.

Omnicom Group Inc.

Detail of Operating Expenses

Three Months Ended September 30

(Unaudited)

	2020	2019

Operating Expenses:
Salary and service costs
Salary and related service costs	$1,501.1	$1,724.5
Third-party service costs	786.0	980.2
Occupancy and other costs	273.1	290.7
Costs of services	2,560.2	2,995.4
Selling, general and administrative expenses	90.2	97.2
Depreciation and amortization	54.7	57.9
Total Operating Expenses	$2,705.1	$3,150.5

Omnicom Group Inc.

Detail of Operating Expenses

Nine Months Ended September 30

(Unaudited)

	2020	2019

Operating Expenses:
Salary and service costs
Salary and related service costs	$4,568.2	$5,050.7
Third-party service costs	2,283.3	2,886.8
Occupancy and other costs	872.6	915.4
Repositioning costs and net loss on dispositions	277.9	—
Costs of services	8,002.0	8,852.9
Selling, general and administrative expenses	259.2	308.4
Depreciation and amortization	168.8	175.3
Total Operating Expenses	$8,430.0	$9,336.6

Omnicom Group Inc.

Impact of Repositioning Actions, Net Loss on Dispositions and Government Wage Programs

Three and Nine Months Ended September 30, 2020

(Unaudited)

(Dollars in Millions)

	Three Months ended September 30, 2020		Nine Months ended September 30, 2020
	Gov't Wage Programs	Total	Severance Actions	Real Estate Actions	Other	Total

Operating Expenses (a) (b):
Salary and service costs
Salary and related service costs	$(68.7)	$(68.7)	$—	$—	$(117.8)	$(117.8)
Third-party costs	—	—	—	—	—	—
Occupancy and other costs	—	—	—	—	—	—
Repositioning costs and net loss on dispositions	—	—	150.0	102.8	25.1	277.9
Costs of services	(68.7)	(68.7)	150.0	102.8	(92.7)	160.1
Selling, general and administrative expenses	—	—	—	—	—	—
Depreciation and amortization	—	—	—	—	—	—
Operating Expenses	$(68.7)	$(68.7)	$150.0	$102.8	$(92.7)	$160.1

(a)	The above table identifies the pre-tax impact of certain repositioning actions related to the realignment of our businesses in reaction to the COVID-19 pandemic and recorded a net loss on the disposition of certain subsidiaries of $277.9 million.
(b)	Additionally, salary and related service costs for the third quarter of 2020 and the year to date 2020 periods include the reduction in operating expenses related to reimbursements and tax credits under government programs in several countries where we have operations. The impact of these items reduced salary and related service costs and increased operating profit by $68.7 million and $117.8 million for the three and nine months ended September 30, 2020, respectively.
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